NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler Director, Global Corporate Communications
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Willis Lease Finance Corporation Completes Sale of Consultancy and Advisory Arm to Joint Venture with Mitsui & Co.

Bridgend Asset Management Limited Renamed to Willis Mitsui & Co. Asset Management Limited

COCONUT CREEK, FL, June 30, 2025 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC” or the “Company”), a leading lessor of commercial aircraft engines and global provider of aviation services, announced today the successful close of its previously reported sale of Bridgend Asset Management Limited (“BAML”), its consultancy and advisory arm, to Willis Mitsui & Co. Engine Support Limited (“WMES”), the Company’s long-standing joint venture with Mitsui & Co., Ltd. (“Mitsui”).

After the closing, BAML will be officially renamed Willis Mitsui & Co. Asset Management Limited (“WAML”), reflecting its new position within the joint venture structure and its expanded strategic role going forward.

This transaction strengthens the WMES platform by integrating technical consultancy and records management services into its operations, enhancing its capabilities, reach, and efficiency across aviation asset management. WMES, established in 2011 and headquartered in Dublin, now manages assets totaling approximately $380 million, a figure expected to grow with its expanded service offerings.

“This is a milestone for WLFC and our partnership with Mitsui,” said Austin C. Willis, Chief Executive Officer of WLFC. “It is the first step towards closer collaboration and significant growth in our joint venture, WMES.”

“With this transaction, we deepen our collaboration with WLFC and expand the scope of WMES,” shared Yuichi Nagata, General Manager of the Aerospace Business Division at Mitsui. “This positions us to better serve the growing demands of the global aviation market and solidifies the joint venture’s role as a key platform for delivering comprehensive engine-related services.”

WLFC remains a 50% owner of WMES and will continue to leverage its services to support its leasing operations while focusing on strategic initiatives to grow its aviation portfolio.

Willis Lease Finance Corporation

Willis Lease Finance Corporation (“WLFC”) leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair, and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services through Willis Asset Management Limited, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services. Willis Sustainable Fuels intends to develop, build and operate projects to help decarbonize aviation.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and the COVID-19 pandemic; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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